Exhibit (d)

                          INVESTMENT ADVISORY AGREEMENT

      This AGREEMENT is made as of the ___th day of _______, 2006, by and between NAKOMA MUTUAL FUNDS (hereinafter referred to as the "Fund") and NAKOMA CAPITAL MANAGEMENT, LLC (hereinafter referred to as "Adviser").

      WHEREAS, the Fund is an open-end, nondiversified management investment company registered as such with the U.S. Securities and Exchange Commission (the "Commission") pursuant to the Investment Company Act of 1940 (the "Investment Company Act"), and Adviser is an investment adviser registered as such with the Commission;

      NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties as follows:

1.    GENERAL PROVISION.

      The Fund hereby employs Adviser and Adviser hereby undertakes to act as the investment adviser of the Fund and to perform for the Fund such other duties and functions as are hereinafter set forth. Adviser shall, in all matters, give to the Fund and its Board of Trustees the benefit of its best judgment, effort, advice and recommendations and must, at all times conform to, and use its best efforts to enable the Fund to conform to (i) the provisions of the Investment Company Act and any rules or regulations thereunder; (ii) any other applicable provisions of state or federal law; (iii) the provisions of the Declaration of Trust and By-Laws of the Fund as amended from time to time; (iv) policies and determinations of the Board of Trustees of the Fund; (v) the fundamental policies and investment restrictions of the Fund as reflected in its registration statement under the Investment Company Act or as such policies may, from time to time, be amended by the Fund's shareholders; and (vi) the Prospectus and Statement of Additional Information of the Fund in effect from time to time. The appropriate officers and employees of Adviser shall be available upon reasonable notice for consultation with any of the Trustees and officers of the Fund with respect to any matters dealing with the business and affairs of the Fund, including the valuation of any of the Fund's portfolio securities that are either not registered for public sale or not being traded on any securities market.

2.    INVESTMENT MANAGEMENT.

      (a) Adviser shall, subject to the direction and control by the Fund's Board of Trustees, (i) regularly provide investment advice and recommendations to the Fund with respect to its investments, investment policies and the purchase and sale of securities; (ii) supervise continuously the investment program of the Fund and the composition of its portfolio and determine what securities shall be purchased or sold by the Fund; and (iii) arrange, subject to "6" hereof, for the purchase of securities and other investments for the Fund and the sale of securities and other investments held in the portfolio of the Fund.

      (b) Provided that the Fund shall not be required to pay any compensation other than as provided by the terms of this Agreement and subject to the provisions of paragraph "6" hereof, Adviser may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.

         (c) Subject to written instructions from the Fund, the Adviser is hereby appointed the Fund's agent and attorney-in-fact in its discretion to vote, convert or tender in an exchange or tender offer any securities in the Fund's portfolio, to execute proxies, waivers, consents and other instruments with respect to such securities, to endorse, transfer or deliver such securities and to participate in or consent to any plan of reorganization, merger, combination, consolidation, liquidation or similar plan with reference to such securities.

         (d) The Adviser will report to the Board at each meeting thereof as requested by the Board all material changes in the Fund since the prior report, and will also keep the Board informed of important developments affecting the Fund and the Adviser, and on its own initiative, will furnish the Board from time to time with such information as the Adviser may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in the Fund's holdings, the industries in which they engage, the economic, social or political conditions prevailing, or otherwise. The Adviser will also furnish the Board with such statistical and analytical information with respect to investments of the Fund as the Adviser may believe appropriate or as the Board reasonably may request.

         (e) The Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Adviser pursuant to this Agreement required to be prepared and maintained by the Adviser or the Fund pursuant to applicable law. To the extent required by law, the books and records pertaining to the Fund that are in possession of the Adviser shall be the property of the Fund. The Fund, or its representatives, shall have access to such books and records at all times during the Adviser's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided promptly by the Adviser to the Fund or its representatives.

         (f) The Adviser will cooperate with the Fund's independent public accountants and shall take reasonable action to make all necessary information available to those accountants for the performance of the accountants' duties.

         (g) Nothing in this Agreement shall prevent Adviser or any officer thereof from acting as investment adviser for any other person, firm or corporation and shall not in any way limit or restrict Adviser or any of its directors, officers, stockholders or employees from buying, selling or trading any securities for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by Adviser of its duties and obligations under this Agreement.

3.    ALLOCATION OF EXPENSES.

      All other costs and expenses not expressly assumed by Adviser under this agreement, or to be paid by the Distributor of the shares of the Fund, shall be paid by the Fund, including, but not limited to (i) interest and taxes; (ii) brokerage commissions; (iii) premiums for fidelity and other insurance coverage requisite to its operations; (iv) compensation and expenses of its trustees other than those associated or affiliated with Adviser; (v) legal and audit expenses; (vi) custodian and transfer agent fees and expenses; (vii) expenses incident to the redemption of its shares; (viii) expenses incident to the issuance of its shares against payment therefor by or on behalf of the subscribers thereto; (ix) fees and expenses, other than as hereinabove provided, incident to the registration under federal securities laws of shares of the Fund for public sale; (x) expenses of printing and mailing reports, notices and proxy materials to shareholders of the Fund; (xi) except as noted above, all other expenses incidental to holding meetings of the Fund's shareholders; and (xii) such extraordinary non-recurring expenses as may arise, including litigation, affecting the Fund and the legal obligation which the Fund may have to indemnify its officers and trustees with respect thereto. Any officers or employees of Adviser or any entity controlling, controlled by or under common control with Adviser, who may also serve as officers, trustees or employees of the Fund shall not receive any compensation by the Fund for their services.

4.    COMPENSATION OF ADVISER.

      The Fund agrees to pay Adviser and Adviser agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a management fee computed on the total net assets of the Fund as of the close of each business day and payable monthly at the following annual rates:

      1.5% of the average daily net assets of the Fund.

5.    USE OF NAME "NAKOMA."

      Adviser hereby grants to the Fund a royalty-free, non-exclusive license to use the name "Nakoma" in the name of the Fund for the duration of this Agreement and any extensions or renewals thereof. Such license may, upon termination of this Agreement, be terminated by Adviser, in which event the Fund shall promptly take whatever action may be necessary to change its name and discontinue any further use of the name "Nakoma" in the name of the Fund or otherwise. The name "Nakoma" may be used or licensed by Adviser in connection with any of its activities or licensed by Adviser to any other party.

6.    PORTFOLIO TRANSACTIONS AND BROKERAGE.

      (a) Adviser is authorized, in arranging the purchase and sale of the Fund's portfolio securities, to employ or deal with such members of securities or commodities exchanges, brokers or dealers, (hereinafter "broker-dealers"), as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable expense, the "best execution" (prompt and reliable execution at the most favorable security price obtainable) of the Fund's portfolio transactions as well as to obtain, consistent with the provisions of subparagraph "(c)" of this paragraph "6," the benefit of such investment information or research as will be of significant assistance to the performance by Adviser of its investment management functions.

      (b) Adviser shall select broker-dealers to effect the Fund's portfolio transactions on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions. The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s) will be judged by Adviser on the basis of all relevant factors and considerations including, insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Fund's portfolio transactions by participating therein for its own account; the importance to the Fund of speed, efficiency or confidentiality; the broker-dealer's apparent familiarity with sources from or to whom particular securities might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

      (c) Adviser shall have discretion, in the interests of the Fund, to allocate brokerage on the Fund's portfolio transactions to broker-dealers qualified to obtain best execution of such transactions who provide brokerage and/or research services (as such services are defined in Section 28(e)(3) of the Securities Exchange Act of 1934) for the Fund and/or other accounts for which Adviser has "investment discretion" (as that term is defined in Section 3(a)(35) of the Securities Exchange Act of 1934) and to cause the Fund to pay such broker-dealers a commission for effecting a portfolio transaction for the Fund that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction, if Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of Adviser with respect to the accounts as to which it exercises investment discretion. In reaching such determination, Adviser will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker-dealer. In demonstrating that such determinations were made in good faith, Adviser shall be prepared to show that all commissions were allocated for the purposes contemplated by this Agreement and that the total commissions paid by the Fund over a representative period selected by the Fund's trustees were reasonable in relation to the benefits to the Fund.

         (d) The Adviser may aggregate sales and purchase orders of the assets of the Fund with similar orders being made simultaneously for other accounts advised by the Adviser. Whenever the Adviser simultaneously places orders to purchase or sell the same asset on behalf of the Fund and one or more other accounts advised by the Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account.

7.       ADVISER REPRESENTATIONS AND WARRANTIES

         The Adviser represents and warrants that it: (i) is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act") (and will continue to be so registered for so long as this Agreement remains in effect); (ii) is not prohibited by the Investment Company Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; and (iv) will promptly notify the Fund of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Investment Company Act or otherwise.

8.       LIABILITY.

         The Adviser shall be liable to the Trust and its shareholders or former shareholders for any negligence or willful misconduct on the part of the Adviser or any of its Trustees, officers, employees, representatives or agents in connection with the responsibilities assumed by it hereunder, provided, however, that the Adviser shall not be liable for any investments made by the Adviser in accordance with the explicit or implicit direction of the Board of Trustees of the Trust or the investment objectives and policies of the Trust, and provided further that any liability of the Adviser resulting from a breach of fiduciary duty with respect to the receipt of compensation for services shall be limited to the period and amount set forth in Section 36(b)(3) of the Act. Any person, even though also an officer, director, partner, employee, or agent of the Adviser, who may be or become an officer, Trustee, employee, or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with the Adviser's duties hereunder), to be rendering such services to or acting solely for the Trust and not as an officer, director, partner, employee, or agent or one under the control or direction of the Adviser even though paid by it.

      Notwithstanding the above, nothing in this Agreement shall operate to limit the Adviser's liability otherwise arising under the federal securities laws.

9.  DURATION.

      This Agreement will take effect on the date first set forth above. Unless earlier terminated pursuant to paragraph 8 hereof, this Agreement shall remain in effect until two years from the date of execution hereof, and thereafter will continue in effect from year to year, so long as such continuance shall be approved at least annually by the Fund's Board of Trustees, including the vote of the majority of the Trustees of the Fund who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or by the holders of a "majority" (as defined in the Investment Company Act) of the outstanding voting securities of the Fund and by such a vote of the Fund's Board of Trustees.

10.    TERMINATION.

      This Agreement may be terminated (i) by Adviser at any time without penalty upon giving the Fund sixty days' written notice (which notice may be waived by the Fund); or (ii) by the Fund at any time without penalty upon sixty days' written notice to Adviser (which notice may be waived by Adviser) provided that such termination by the Fund shall be directed or approved by the vote of a majority of all of the trustees of the Fund then in office or by the vote of the holders of a "majority" (as defined in the Investment Company Act) of the outstanding voting securities of the Fund.

11.   ASSIGNMENT OR AMENDMENT.

      This Agreement may not be amended or the rights of Adviser hereunder sold, transferred, pledged or otherwise in any manner encumbered without the affirmative vote or written consent of the holders of the majority of the outstanding voting securities of the Fund; this Agreement shall automatically and immediately terminate in the event of its assignment (as that term is defined in the Investment Company Act).

12.   DISCLAIMER OF SHAREHOLDER LIABILITY.

      Adviser understands that the obligations of the Fund under this Agreement are not binding upon any Trustee or shareholder of the Fund personally, but bind only the Fund and the Fund's property. Adviser represents that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming shareholder liability for acts or obligations of the Fund.

13.   DEFINITIONS.

      The terms and provisions of this Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions of the Investment Company Act.


                                    NAKOMA MUTUAL FUNDS


                                    By:  /s/
                                         --------------------


                                    NAKOMA CAPITAL MANAGEMENT, LLC


                                    By:  /s/ Daniel Pickett
                                         ------------------
                                         Daniel Pickett



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